Exhibit 99.1

CompuMed, Inc. Teams with OSI Systems, Inc. to Provide Practical and Affordable
Bone Density Screening Solutions at the Point-Of-Care

In Connection With Agreement,CompuMed Launches NewOsteoCare™ Clinical Network

For Bone Mineral Density (BMD) Testing In Primary Care Settings

Los Angeles -- May 29, 2008 -- CompuMed, Inc. (OTCBB:CMPD)  -- a medical technology company serving the healthcare community with specialized diagnostic, screening and telemedicine solutions -- today announced an agreement with Osteometer MediTech, Inc., a subsidiary of OSI Systems, Inc. (NASDAQ:OSIS), that enables CompuMed to provide a unique suite of affordable and accessible bone densitometry solutions specifically aimed at the point-of-care market.

As a result of this Agreement, CompuMed also announced the launch of its OsteoCare™ initiative, under which primary care physicians and other healthcare providers can join the OsteoCare clinical network and access an integrated suite of osteoporosis screening technologies for point-of-care use. OsteoCare is aimed principally at primary care physicians at general practice, family practice, internal medicine and OB/GYN facilities, as well as certain specialists including rheumatologists, endocrinologists and orthopedists who provide care to patients at risk for osteoporosis.

The agreement will add Osteometer MediTech’s peripheral dual energy x-ray absorptiometry (pDXA) bone densitometry systems to the products offered by CompuMed to measure bone mineral density (BMD), including CompuMed’s OsteoGram® and Digital OsteoGram® systems.

"With our new OsteoCare initiative and the addition of its underlying Osteometer® bone densitometers to our OsteoGram technologies, CompuMed can now effectively offer physicians a set of best-of-breed osteoporosis applications at an exceptionally low cost that are easy to use," said Maurizio Vecchione, CompuMed's CEO.

The OsteoCare initiative aims to build a clinical network of primary care physicians and other healthcare providers who offer BMD screenings to their patients at risk for osteoporosis or other musculoskeletal health issues for which BMD measurements are useful. Physicians joining the OsteoCare clinical network receive a suite of BMD solutions that do not require a dedicated facility or specialized staff. These solutions are highly automated and based on clinically accurate bone density measurements that can be performed in about two minutes.

"By participating in CompuMed's OsteoCare clinical network, physicians in a range of primary care practices and other settings can provide BMD testing as part of routine patient care," said Mr. Vecchione.  He added, “CompuMed is able to offer physicians participating in our OsteoCare clinical network an integrated BMD screening solution at a cost within reach of even the smallest medical practices.” With its very low acquisition and operating costs, CompuMed estimates that participation in OsteoCare and access to its diagnostic solutions can become cost effective if used to screen only one patient per day. Reimbursement of screening procedures for patients with certain risk factors and performed with the modalities underlying OsteoCare is generally covered by Medicare as well as most private insurers.

"Our goal for the OsteoCare clinical network is to allow as many physicians as possible to screen and identify those patients at risk for problems associated with low bone mineral density," said Mr. Vecchione. "Once such patients are identified, they can be treated at the primary care level or referred for specialist care, including further evaluation or treatment at a traditional central DXA facility. Some studies have estimated that as many as 70 percent of patients at risk for hip and spine fracture are undiagnosed until they suffer a fracture. Our aim is to diagnose osteoporosis well before it leads to a costly and debilitating fracture.”

For the past few months, CompuMed has conducted a pre-market trial of the OsteoCare initiative and the OsteoMeter bone densitometer with primary care physicians and specialists in the Los Angeles area. The feedback received regarding the efficacy of screening, as well as improvements to workflow, reimbursement issues and overall impact on operations, has been incorporated into the current terms and structure of the OsteoCare initiative.

The world-renowned Swezey Institute in Santa Monica, California, is among the pre-market participants of the OsteoCare initiative. According to Robert L. Swezey, M.D., the Institute's founder and medical director, “Osteoporosis is an enormous public health problem in the US today that remains significantly under-diagnosed, in large part because of the limited availability of bone density testing services.  Therefore, we are very happy to be part of CompuMed’s pre-marketing trial of a device that has the potential to help doctors everywhere screen patients at risk for osteoporosis at the point-of-care.”  Dr. Swezey added, “We are in the process of evaluating the pDXA as a clinical research tool.  The potential is, therefore, for it to also be a useful instrument in this regard.”

Mr. Vecchione explains that the vision for the OsteoCare clinical network is a natural evolution of CompuMed's core business and competency. The company currently operates one of the nation’s largest tele-cardiology clinical networks focused on handling ECG overreads, and OsteoCare combines the infrastructure and expertise in managing clinical networks with CompuMed's expertise in cost-effective BMD screening.

"OsteoCare merges our unique model for skeletal health with our company’s other core competency in clinical network building and management" Mr. Vecchione said. As part of its strategies to build its clinical network, the Company has developed a unique on-site trial program for qualified physicians who wish to experience the advantages of point-of-care bone density screening in their own practices.  Mr. Vecchione added, “CompuMed’s OsteoCare trial program allows a practice to experience both the patient and practice benefits before committing to a lease. This has proven to be a very compelling value proposition to many of the doctors in our current pre-market trial and forms the marketing strategy foundation for OsteoCare in reaching nearly 60,000 potential physicians who we believe are targets for this program.”

More information about the OsteoCare program is available at www.ClinicalOsteoCare.org or www.compumed.net.

About CompuMed

CompuMed, Inc. (OTCBB:CMPD) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed's core products, the OsteoGram® and CardioGram™, are cleared by the U.S. FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven in many clinical studies to provide effective and accurate bone density measurement that aid physicians in identifying, treating or preventing osteoporosis.. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist. CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners. Visit CompuMed on-line at www.compumed.net.

 Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

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